UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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EA Series Trust

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Dear Valued Advisors with Mutual Clients in Bridgeway Omni Tax-Managed Small-Cap value Fund (“BOTSX”),

The proxy voting process to convert BOTSX to an ETF will start December 21. We expect our mutual clients will receive materials based on their chosen preferences either electronically around December 28 or in the mail by January 5. For approval, at least 50% of outstanding shares need to submit a vote of “FOR”, “AGAINST”, or “ABSTAIN”. Of those voting, at least 67% need to vote “FOR”.

We need your help to usher the process along and, most importantly, limit the impact to our mutual clients. We understand the proxy vote may create confusion and questions among clients. We believe the best way to minimize that confusion is with proactive communication which is why we are asking for your help.

Bridgeway has prepared the following list of Frequently Asked Questions (FAQ) for advisors. Please let us know if you have additional questions and as always, we appreciate your partnership. For more information on all of the questions below and other topics, please refer to the Proxy Statement/Prospectus of BOTSX (“Proxy Statement/Prospectus”).

Please reach out to advisors@bridgeway.com or Tammira Philippe tphilippe@bridgeway.com at Bridgeway with any questions.

summary of key dates [subject to change]

●	August 26, 2022 — BOTSX conversion proposal announced in BOTSX Prospectus online

●	October 11, 2022 — Preliminary Combined Proxy Statement and Prospectus available online

●	December 9, 2022 — Record date, all shareholders as of this date will be asked to vote

●	December 21, 2022 — Definitive Proxy Statement/Prospectus available online

●	December 28, 2022 — Shareholders who receive electronic copies likely to receive materials

●	January 5, 2023 (on or about) — Shareholders who receive paper copies likely to receive materials

●	December 21, 2022 — February 15, 2023 – Shareholders can vote by various means as described in the proxy materials. Advisors contact clients and assist with voting as needed. Additional mailings to unvoted shareholders.

●	January 30, 2023 — AST (proxy agent) calls to unvoted shareholders (typically every 2-3 days to unvoted); additional mailings to unvoted shareholders

●	February 15, 2023 — Shareholder meeting 1 pm; may be delayed if adequate votes not received

●	March 10, 2023 (on or about) — BOTSX conversion date to BSVO ETF

BEFORE INVESTING YOU SHOULD CAREFULLY CONSIDER THE FUND’S INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES. THIS AND OTHER INFORMATION IS IN THE PROSPECTUS, A COPY OF WHICH MAY BE OBTAINED BY CALLING 215-882-9983. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THE EA BRIDGEWAY OMNI SMALL-CAP VALUE ETF (BSVO) HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER SECURITIES LAWS OF ANY SUCH STATE. AN INDICATION OF INTEREST IN RESPONSE TO THIS ADVERTISEMENT WILL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND.

BOTSX FAQ FOR ADVISORS as of 12/21/22	Page 1 of 6

Frequently Asked Questions (FAQ) for advisors

1.	What is happening? Why is a shareholder vote required?

2.	Will the conversion affect the way my investments are managed?

3.	Are there any differences in risks between the mutual fund and ETF?

4.	How do expenses of the proposed ETF compare to the fees and expenses of the mutual fund?

5.	What are the reasons for the conversion?

6.	Why the name change?

7.	Who are EA Advisers, ETF Architect, and Alpha Architect? Why did Bridgeway select them?

8.	What are the roles that EA and Bridgeway will play once the conversion occurs?

9.	Are there expenses related to the conversion?

10.	What are the expected capital gain impacts due to the conversion?

11.	Are there changes expected in the tax efficiency of the strategy?

12.	How will the mutual fund Omni Small-Cap Value (BOSVX) be affected?

13.	What are the expected dates and timeline for the conversion?

14.	Has Bridgeway converted any other mutual funds to ETFs?

15.	How will shareholder voting be handled?

responses to Frequently Asked Questions (FAQ)

1.	What is happening? Why is a shareholder vote required?

The Bridgeway Omni Tax-Managed Small-Cap Value Fund (BOTSX) is seeking shareholder approval to convert to the EA Bridgeway Omni Small-Cap Value ETF (BSVO). The Bridgeway Omni Small-Cap Value Fund (BOSVX) will continue to be offered as a mutual fund. As discussed in more detail in the Proxy Statement/Prospectus, shareholders are being asked to consider and vote to approve an Agreement and Plan of Reorganization (the “conversion”) to reorganize BOTSX into an ETF. The Bridgeway Funds Board of Directors is recommending that shareholders vote “FOR” the proposals. Bridgeway will remain responsible for selecting the investments in accordance with the investment objectives, policies, and restrictions of the ETF after the conversion and the conversion will not affect the way investments are managed. A shareholder vote is required because of the change in the Board and to approve an investment management agreement for the ETF.

2.	Will the conversion affect the way my investments are managed?

No. The ETF (BSVO) will be managed using the same investment objective and substantially similar principal investment strategies currently used by the mutual fund (BOTSX). Unlike mutual funds, ETFs are not required to redeem shares directly from retail shareholders and as a result, the ETF generally does not have to maintain a certain level of cash in order to maintain liquidity for redemptions, which may give the portfolio managers more flexibility to keep the portfolio more fully invested than a typical mutual fund.

BOTSX FAQ FOR ADVISORS as of 12/21/22	Page 2 of 6

3.	Are there any differences in risks between the mutual fund and ETF?

While most of the principal risks of the mutual fund and the ETF are the same, the ETF is subject to certain risks unique to ETFs including: authorized participants, market makers and liquidity providers concentration risk; premium-discount risk; cost of trading risk; and trading risk.

4.	How do expenses of the proposed ETF compare to the fees and expenses of the mutual fund?

The expense ratio for the ETF is the same as the net expense ratio of the mutual fund after voluntary waivers at 0.47%. In addition, the ETF has the following breakpoints for total expenses: 0.47% on the first $1 billion, 0.42% on the next $1 billion, and 0.40% above $2 billion in assets under management in the ETF.

5.	What are the reasons for the conversion?

The primary rationale for converting BOTSX to an ETF is the potential for long-term cost savings and expense reductions for shareholders due to economies of scale. In addition, converting BOTSX to an ETF while maintaining Omni Small-Cap Value Fund (“BOSVX”) as a mutual fund will give investors a choice between investing in an ETF and a mutual fund to gain access to the Omni Small-Cap Value strategy. A conversion will position the ETF for potential new clients and assets in ETF model allocations and potentially benefit from overall stronger interest in ETFs especially among taxable investors.

We expect there will be demand for both the ETF and the mutual fund based on client needs and our ongoing conversations with financial advisors and clients. Now that many advisors use recommended allocations of mutual funds and ETFs, Bridgeway wants to make the strategy available in an ETF form. Most 401(k) plans and many nontaxable clients utilize mutual funds and are expected to continue.

Additional reasons for the conversion include: identical objectives, same portfolio management team, same expenses, similar risks, tax-free reorganization, potential benefits including operational efficiencies that could lead to lower future expenses, benefits of the ETF structure including transparency and potential tax advantages for taxable investors.

6.	Why the name change?

The ETF name was simplified to EA Bridgeway Omni Small-Cap Value ETF because tax management is inherent in the ETF structure. Also, use of EA in the name reflects the role of EA Advisers and will save the expense of potential future shareholder proxy votes under certain circumstances.

7.	Who are EA Advisers, ETF Architect, and Alpha Architect? Why did Bridgeway select them?

After investigating many approaches to develop ETFs, Bridgeway concluded there are high integrity, low-cost options that leverage the best of Bridgeway’s portfolio design and portfolio management while relying on others with scale and experience for the operational management of an ETF. As such, Bridgeway decided to move to a sub-advisory role, with ETF operations being handled by EA Advisers/ETF Architect (“EA”) which is wholly-owned by Alpha Architect, an established investment manager and ETF leader. Bridgeway and EA leadership have known each other and collaborated on ideas and research for many years.

BOTSX FAQ FOR ADVISORS as of 12/21/22	Page 3 of 6

EA’s mission is to create a high integrity, best-in-class, tech enabled platform for ETFs. Currently, EA has ~20 funds that are part of the trust with additional partners under consideration for potential inclusion. Partnering with EA leverages their experience, expertise, and network to proceed in the most time and cost efficient manner possible to convert BOTSX to an ETF. Bridgeway selected EA with a belief that BOTSX can benefit from economies of scale of a growing ETF trust, best aiding the fund to control expenses and to ultimately be able to share lower costs with shareholders as assets grow. In addition to a competitive cost offering, EA is Bridgeway’s partner of choice for other reasons including a high level of trust between teams, a reputation of high integrity, a commitment to keeping costs as low as possible, and a board of trustees of highly regarded academics with similar investment philosophies and focus on shareholder interests. For Bridgeway, this looks similar to working with current mutual fund service providers to set up an ETF trust but with EA we get expertise and experience and more scale with a like-minded partner as committed to shareholders as we are.

EA believes their growing scale enables focused managers with investment excellence to leverage an institutional-sized trust for compliance, best execution, legal, audit, and other functions. EA intends to not only grow the EA Series Trust in size, but also to continue a migration toward robust, institutional fund sponsors that share a similar vision. Growth will remain organic and at the speed of common sense. EA is not private equity owned, and thus, the platform will spend when it needs to, invest when it needs to, and pause growth as required. The end “customer” is the shareholder and that fiduciary responsibility will drive the collective growth plan.

8.	What are the roles that EA and Bridgeway will play once the conversion occurs?

Bridgeway will remain responsible for selecting the investments in accordance with the investment objectives, policies, and restrictions of the ETF after the conversion and the conversion will not affect the way investments are managed. Bridgeway will serve as a sub-advisor to the EA Series Trust and will be responsible for portfolio management of the ETF and will generate awareness of the ETF and lead client and financial advisor relationships. Bridgeway will design the portfolio and work with clients and ETF Architect (EA) will handle execution, operations, and everything else. Officially, EA Advisers will serve as the advisor to the EA Series Trust. Bridgeway will have portfolio discretion and serve as sub-advisor and fund sponsor, primarily responsible for the portfolio and all advisor and client relationships. Bridgeway and EA share costs/risks governed by a services agreement.

Bridgeway will provide seamless service and resolution as a team with EA. We don’t expect there to be many issues, and almost all will be resolved directly between the custodian and EA with no extra effort for advisors.

Advisors and clients can reach out to Bridgeway contacts (advisors@bridgeway.com) who can loop EA trading team members in or be put in touch directly or contact the custodian. EA will look/feel like an extension of Bridgeway. EA will be delivering white-glove education/access when advisor teams have questions on implementation/ETF trading and so forth. Our understanding is that advisors they work with love being able to email/call directly and get an answer fairly quickly compared to the larger firms.

9.	Are there any expected expenses due to the conversion?

There are no expected expenses related to the conversion that will be paid by shareholders. The cost of the conversion will be borne by Bridgeway and EA Advisers. Bridgeway and EA Advisers will share the costs of the Reorganization if the Reorganization is not consummated.

BOTSX FAQ FOR ADVISORS as of 12/21/22	Page 4 of 6

10.	Are there any expected capital gain impacts due to the conversion?

There are no expected capital gain impacts due to the conversion. The mutual fund will carry all gains and losses with it into the ETF structure. Immediately prior to the conversion, fractional shares must be liquidated and any shareholders with fractional shares will receive cash compensation for any fractional shares that they hold. Such shareholders will generally be required to recognize a taxable gain or loss, if any, upon the receipt of cash for their fractional shares. Shareholders should consult their tax advisors about state and local tax consequences of the conversion, if any, because the information about tax consequences relates only to the federal income tax consequences of the conversion.

11.	Are there changes expected in the tax efficiency of the strategy?

The mutual fund has been very tax efficient since inception, and the tax efficiency of the strategy is expected to improve in the ETF structure. The BOTSX mutual fund made a long-term capital gains distribution on December 15, 2022. The expectation is that capital gains distributions will be minimized in the future in the ETF, although they are possible. Any capital gains distributions required in the BOTSX mutual fund’s current tax year incurred prior to the conversion to the ETF may be distributed by the ETF after the conversion.

ETFs and mutual funds are governed by the same SEC rules for Registered Investment Companies. In a mutual fund, when portfolio securities are sold or removed from the portfolio, the sale can create taxable capital gains that affect all taxable shareholders of the mutual fund in the form of an annual distribution. In contrast, ETFs can also use the create and redeem in-kind mechanism to remove names from the portfolio and thereby reduce the required annual distribution. ETFs do not recognize capital gains on in-kind distributions, which enables them to distribute appreciated securities without recognizing gains on those securities. Common to both mutual funds and ETFs, redeeming shareholders may recognize capital gains when they sell shares of the mutual fund or ETF. Similar to mutual funds, ETFs distribute income as required by the SEC.

12.	How will the mutual fund Bridgeway Omni Small-Cap Value (BOSVX) be affected?

Bridgeway Omni Small-Cap Value Fund (BOSVX) will continue to be offered as a mutual fund. There are no changes being proposed to BOSVX. Investors will be able to choose their preferred format to access the investment strategy, mutual fund or ETF.

13.	What are the expected dates and timeline for the conversion?

Shareholder voting starts on or about December 21. The Shareholder Meeting is scheduled to occur on February 15, 2023. If the necessary shareholder approval is obtained and all other closing conditions are satisfied or waived, conversion is currently expected to be completed on or about March 10, 2023.

14.	Has Bridgeway converted any other mutual funds to ETFs?

Bridgeway obtained shareholder approval for conversion of the Bridgeway Blue Chip Fund (BRLIX) to the EA Bridgeway Blue Chip ETF (BBLU). That conversion was completed on October 17, 2022. All of the service providers involved have prior experience with mutual fund and ETF conversions, and we will benefit from this valuable experience on the BOTSX conversion.

BOTSX FAQ FOR ADVISORS as of 12/21/22	Page 5 of 6

15.	How will shareholder voting be handled?

Please vote and encourage your clients to vote by proxy as soon as materials are available.

Shareholders who own shares of BOTSX at the close of business on December 9, 2022 (the “Record Date”), will be entitled to vote. The proxy voting process to convert the Bridgeway Omni Tax-Managed Small-Cap Value Fund to an ETF will start on or about December 21. We expect our mutual clients will receive materials based on their chosen preferences either electronically or in the mail by January 5. For approval, at least 50% of outstanding shares need to submit a vote of “FOR”, “AGAINST”, or “ABSTAIN”. Of those voting, at least 67% need to vote “FOR”.

AST is a company that has been retained by Bridgeway to assist in the solicitation of proxies and collect and tabulate shareholder votes. AST is not affiliated with Bridgeway or EA.

We need your help to usher the process along and, most importantly, limit the impact to our mutual clients. We understand the proxy vote may create confusion and questions among clients. We believe the best way to minimize that confusion is with proactive communication. We also recognize that repeat telephone calls to capture votes can be irritating to clients, and we hope delaying the call campaign will mitigate some of the inconvenience.

Client Communication

●	If your clients vote proxies themselves, please encourage them to vote as soon as possible. We are asking for your help to remind your clients that it is their right as a shareholder to vote on these issues and that the voting process typically takes around one minute of their time.

○	Clients receiving electronic ballots can easily click the “Vote Now” box to vote.

○	Clients receiving paper ballots can go to the web link in their materials and enter their control # to vote or easily vote by dropping their paper ballots back in the mail.

●	Clients that have not voted by ~Monday, January 30 will start receiving phone calls from the proxy solicitor, AST. These calls may occur every 2-3 days until the client votes their shares.

BEFORE INVESTING YOU SHOULD CAREFULLY CONSIDER THE FUND’S INVESTMENT OBJECTIVES, RISKS, CHARGES AND EXPENSES. THIS AND OTHER INFORMATION IS IN THE PROSPECTUS, A COPY OF WHICH MAY BE OBTAINED BY CALLING 215-882-9983. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE YOU INVEST. INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THE EA BRIDGEWAY OMNI SMALL-CAP VALUE ETF (BSVO) HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER SECURITIES LAWS OF ANY SUCH STATE. AN INDICATION OF INTEREST IN RESPONSE TO THIS ADVERTISEMENT WILL INVOLVE NO OBLIGATION OR COMMITMENT OF ANY KIND.

BOTSX FAQ FOR ADVISORS as of 12/21/22	Page 6 of 6